As filed with the Securities and Exchange Commission on December 4, 1998 Registration No. 333-__________

==========================================================================


                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933



                             EUPHONIX, INC.
          (Exact name of registrant as specified in its charter)

     	CALIFORNIA                   	77-0189481
(State of incorporation)			      (I.R.S. Employer Identification No.)

                             220 Portage Avenue
                         Palo Alto, California 94306
        (Address, including zip code, of principal executive offices)

                    1997 NONSTATUTORY STOCK OPTION PLAN
                          (Full Title of the Plan)

                                Barry Margerum
                                Euphonix, Inc.
                              220 Portage Avenue
                         Palo Alto, California 94306
                   (Name and address of agent for service)

                                (650) 855-0400
          (Telephone number, including area code, of agent for service)


                                  Copies to:
                              JOHN V. ROOS, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                          Professional Corporation
                             650 Page Mill Road
                        Palo Alto, California 94304

==========================================================================

                      	CALCULATION OF REGISTRATION FEE

==========================================================================
    Title of 	 Amount     Proposed           Proposed          Amount of
Securities to	 to be      Maximum Offering	  Maximum Aggregate Registration
be Registered	 Registered	Price Per Share(1) Offering Price(2) Fee

--------------------------------------------------------------------------
   Common Stock,
$.001 par value	   750,000       $ 1.11         	 $ 833,027.35      $ 231.59

==========================================================================

(1)	The Proposed Maximum Offering Price Per Share was estimated in part pursuant to Rule 457(h) under the Securities Act, and, in part, pursuant to Rule 457
    (c) under the Securities Act.  With respect to 63,750 shares which are sub-
    ject to outstanding options to purchase Common Stock under the 1997 Nonsta-
    tutory Stock Option Plan (the "Plan"), the Proposed Maximum Offering Price
    Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options.  The weighted average exercise price of the 63,750 subject to outstanding options under the Plan is $1.125.  With respect to 686,250 shares of Common Stock available for future grant under the Plan, the estimated Proposed Maximum
    Offering Price Per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on December 1, 1998, which average was $1.109375.  The number referenced above in the table en-
    titled "Proposed Maximum Offering Price per Share" represents a weighted average of the foregoing estimates calculated in accordance with Rules 457
    (h) and 457(c).

                                PART II

             	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration State-ment the following documents and information heretofore filed with the Securi-ties and Exchange Commission:

         (a)	The Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 1997, pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b)	The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998, filed pur-suant to Section 13 of the Exchange Act.

         (c)	The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on July 24, 1995 pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the pur-pose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Registrant has adopted provisions in its Amended and Restated Art-icles of Incorporation which (i) eliminate the personal liability of its direc-tors to the Registrant and its shareholders for monetary damages arising from a breach of their fiduciary duties in certain circumstances; and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission. In addition, the Registrant's bylaws provide that the Registrant shall indemnity its direc-tors and officers to the fullest extent permitted by California law.

         The Registrant has entered into separate indemnification agreements with each of its officers and directors that contain provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain director's and officer's insurance, if available on reasonable terms.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number

         4.1	   1997 Nonstatutory Stock Option Plan and form of Stock
                Option Agreement.
	        5.1	   Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to
                legality of securities being registered
       	23.1	   Consent of Ernst & Young LLP, Independent Auditors.
	       23.2	   Consent of Counsel (contained in Exhibit 5.1)
	       24.1	   Power of Attorney (see Page II-4)

Item 9.  Undertakings.
       (a)  The undersigned Registrant hereby undertakes:

               (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such informa-
tion in the registration statement.

               (2)	That, for the purpose of determining any liability under the
Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the of-
fering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Regis-trant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual re-port pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c)	Insofar as indemnification for liabilities arising under the Securi-
ties Act may be permitted to directors, officers and controlling persons of the
Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act and is, therefore, unenforceable.  In the event that a claim for indemnifi-
cation against such liabilities (other than the payment by the Registrant of ex-
penses incurred or paid by a director, officer or controlling person of the Reg-
istrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securi-
ties being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of ap-
propriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             	SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, the Regis-trant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on December 4, 1998


                                       EUPHONIX, INC.


                                       By: /s/ Barry Margerum
                                           Barry Margerum, President and Chief
                                         		Executive Officer


                             	POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry Margerum and James Dobbie, and each of them, their true and lawful attorneys and agents, with full power of substi-tution, each with power to act alone, to sign and execute on behalf of the un-dersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by vir-tue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Regis-tration Statement has been signed by the following persons in the capacities and on the dates indicated.

	       SIGNATURE                   	TITLE                         	DATE

/s/ Barry Margerum       President, Chief Executive Officer  December 4, 1998
(Barry Margerum)         and Director (principal executive
                         officer and principal financial and
                         accounting officer)

/s/ James Dobbie           Chairman of the Board             December 4, 1998
(James Dobbie)


/s/ Milton M.T. Chang      Director                          December 4, 1998
(Milton M.T. Chang)


/s/ Yeshwant Kamath        Director                          December 4, 1998
(Yeshwant Kamath)


/s/ Robert F. Kuhling, Jr.	Director                          December 4, 1998
(Robert F. Kuhling, Jr.)


/s/ Scott W. Silfvast	     Executive Vice President and      December 4, 1998
(Scott W. Silfvast)        Director







                                    II-5

                               EUPHONIX, INC.

                    	REGISTRATION STATEMENT ON FORM S-8

	                            INDEX TO EXHIBITS


    Exhibit
    Number 	                                    Description

     4.1                 1997 Nonstatutory Stock Option Plan and form of Stock
		                       Option Agreement.

    	5.1                 Opinion of Wilson Sonsini Goodrich & Rosati, P.C.,
                         as to legality of securities being registered.

   	23.1	                Consent Ernst & Young LLP, Independent Auditors.

   	23.2                 Consent of Counsel (contained in Exhibit 5.1).

   	24.1                 Power of Attorney (see Page II-4).

                                 EXHIBIT 4.1

                                EUPHONIX, INC.

                     	1997 NONSTATUTORY STOCK OPTION PLAN

    1.	Purposes of the Plan.  The purposes of this Nonstatutory Stock Option
       Plan are:

       * to attract and retain the best available personnel for positions of substantial responsibility,

       * to provide additional incentive to Employees, Directors and Consul-tants, and

       *  to promote the success of the Company's business.

       Options granted under the Plan will be Nonstatutory Stock Options.

    2.	Definitions.  As used herein, the following definitions shall apply:
       (a)	"Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

       (b)"Applicable Laws" means the requirements relating to the administra-tion of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

       (c)	"Board" means the Board of Directors of the Company.

       (d)	"Code" means the Internal Revenue Code of 1986, as amended.

       (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

       (f)	"Common Stock" means the Common Stock of the Company.

       (g)	"Company" means Euphonix, Inc., a California corporation.

       (h)	"Consultant" means any person, including an advisor, engaged by the
Company or a Parent or Subsidiary to render services to such entity.

      (i) "Director" means a member of the Board.

      (j)	"Disability" means total and permanent disability as defined in Sec-
tion 22(e)(3) of the Code.

      (k) "Employee" means any person, including Officers, employed by the Com-pany or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Com-pany, its Parent, any Subsidiary, or any successor. Neither service as a Direc-tor nor payment of a director's fee by the Company shall be sufficient to con-stitute "employment" by the Company.

      (l)	"Exchange Act" means the Securities Exchange Act of 1934, as amended.

      (m)	"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Mar-ket or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (ii)	If the Common Stock is regularly quoted by a recognized securi-
ties dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

      (n)	"Notice of Grant" means a written or electronic notice evidencing cer-
tain terms and conditions of an individual Option grant.  The Notice of Grant is part of the Option Agreement.

      (o)	"Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promul-
gated thereunder.

      (p) "Option" means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

      (q)	"Option Agreement" means an agreement between the Company and an Op-
tionee evidencing the terms and conditions of an individual Option grant.  The
Option Agreement is subject to the terms and conditions of the Plan.

      (r)	"Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

      (s)	"Optioned Stock" means the Common Stock subject to an Option.

      (t)	"Optionee" means the holder of an outstanding Option granted under the
 Plan.
      (u)	"Parent" means a "parent corporation," whether now or hereafter exist-
ing, as defined in Section 424(e) of the Code.

      (v)	"Plan" means this 1997 Nonstatutory Stock Option Plan.

      (w)	"Service Provider" means an Employee including an Officer, Consultant or Director.

      (x)	"Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

      (y)	"Subsidiary" means a "subsidiary corporation," whether now or here-
after existing, as defined in Section 424(f) of the Code.

    3.	Stock Subject to the Plan.  Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is Seven Hundred Fifty Thousand (750,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

       If an Option expires or becomes unexercisable without having been exer-cised in full, or is surrendered pursuant to an Option Exchange Program, the un-purchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

    4.	Administration of the Plan.

       (a)	Administration.  The Plan shall be administered by (i) the Board or
(ii) a Committee, which committee shall be constituted to satisfy Applicable
Laws.

       (b)	Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the
Board to such Committee, the Administrator shall have the authority, in its dis-
cretion:

           (i)	  to determine the Fair Market Value of the Common Stock;

           (ii)	 to select the Service Providers to whom Options may be granted hereunder;

           (iii)	to determine whether and to what extent Options are granted
hereunder;

           (iv) to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

           (v)   to approve forms of agreement for use under the Plan;

           (vi)	 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and condi-tions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

           (vii)	 to reduce the exercise price of any Option to the then current
Fair Market Value if the Fair Market Value of the Common Stock covered by such
Option shall have declined since the date the Option was granted;

           (viii)	to institute an Option Exchange Program;

           (ix)	  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

           (x)	   to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

           (xi)	  to modify or amend each Option (subject to Section 14(b) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

           (xii)	 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or  previously granted by the Administrator;

           (xiii)	to determine the terms and restrictions applicable to Options;

           (xiv)	 to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market
Value equal to the amount required to be withheld.  The Fair Market Value of the
Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

           (xv) to make all other determinations deemed necessary or advisable for administering the Plan.

      (c)	Effect of Administrator's Decision.  The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

    5.	Eligibility.  Options may be granted to Service Providers.

    6.	Limitation.  Neither the Plan nor any Option shall confer upon an Op-
tionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

    7.	Term of Plan.  The Plan shall become effective upon its adoption by the
Board. It shall continue in effect for ten (10) years, unless sooner terminated under Section 14 of the Plan.

    8.	Term of Option.  The term of each Option shall be stated in the Option
Agreement.

    9.	Option Exercise Price and Consideration.

       (a)	Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Adminis-trator.

       (b)	Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

       (c)	Form of Consideration.  The Administrator shall determine the accept-
able form of consideration for exercising an Option, including the method of payment.  Such consideration may consist entirely of:

          (i)	   cash;

          (ii)	  check;

          (iii)	 promissory note;

          (iv)	  other Shares which (A) in the case of Shares acquired upon ex-
ercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          (v)	   consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

          (vi) a reduction in the amount of any Company liability to the Op-tionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

          (vii)	 such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

          (viii) any combination of the foregoing methods of payment.

    10.	Exercise of Option.

        (a)	 Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  An Option may not be exercised for a fraction of a
Share.

             An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agree-ment) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may con-sist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exer-cised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in
Section 12 of the Plan.

             Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

         (b)	Termination of Relationship as a Service Provider.  If an Optionee
ceases to be a Service Provider, other than upon the Optionee's death or Dis-ability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Option Agreement, and only to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall re-main exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Op-tion within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c)	Disability of Optionee.  If an Optionee ceases to be a Service
Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agree-ment, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Op-tionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested por-tion of the Option shall revert to the Plan. If, after termination, the Op-tionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d)	Death of Optionee.  If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain ex-ercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately re-vert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (e)	Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

       11.	Non-Transferability of Options .  Unless determined otherwise by the
Administrator, an Option may not be sold, pledged, assigned, hypothecated, tran-
sferred, or disposed of in any manner other than by will or by the laws of des-
cent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  If the Administrator makes an Option transferable, such
Option shall contain such additional terms and conditions as the Administrator deems appropriate.

       12.	Adjustments Upon Changes in Capitalization, Dissolution, Merger or
Asset Sale.

           (a)	Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expir-ation of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassifica-tion of the Common Stock, or any other increase or decrease in the number of is-sued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of considera-tion." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securi-ties convertible into shares of stock of any class, shall affect, and no adjust-ment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

           (b)	Dissolution or Liquidation.  In the event of the proposed dis-
solution or liquidation of the Company, the Administrator shall notify each

Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Admin-istrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the man-ner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

           (c)	Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitu-tion in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the pur-poses of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

       13.	Date of Grant.  The date of grant of an Option shall be, for all pur-
poses, the date on which the Administrator makes the determination granting such
Option, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

       14.	Amendment and Termination of the Plan.

           (a)	Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

           (b) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

       15.	Conditions Upon Issuance of Shares.

           (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such comp-liance.

           (b)	Investment Representations.  As a condition to the exercise of an
Option the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

       16.	Inability to Obtain Authority.  The inability of the Company to ob-
tain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

       17.	Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                               EUPHONIX, INC.
                   	1997 NONSTATUTORY STOCK OPTION PLAN

                         	STOCK OPTION AGREEMENT


       Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.	NOTICE OF STOCK OPTION GRANT

   [Optionee's Name and Address]

   You have been granted an option to purchase Common Stock of the Company, sub-ject to the terms and conditions of the Plan and this Option Agreement, as fol-lows:

   Grant Number                           ________________________

   Date of Grant                          ________________________

   Vesting Commencement Date              ________________________

   Exercise Price per Share	              $_______________________

   Total Number of Shares Granted         ________________________

   Total Exercise Price 	                 $_______________________

   Type of Option:	                       Nonstatutory Stock Option

   Term/Expiration Date: 	                _________________________


   Vesting Schedule:

   Subject to the Optionee continuing to be a Service Provider on such dates, this Option shall vest and become exercisable in accordance with the following schedule:

   [Insert vesting schedule]

       Termination Period:

       This Option may be exercised for three (3) months after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for one (1) year following such termination. In no event shall this Option be exercised later than the Term/Expiration Date as pro-vided above.

II.	   AGREEMENT

       1.	Grant of Option.  The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agree-
ment (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and condi-
tions of the Plan, which is incorporated herein by reference.  Subject to Sec-
tion 14(b) of the Plan, in the event of a conflict between the terms and condi-
tions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

       2.	Exercise of Option.

          (a)	Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the ap-plicable provisions of the Plan and this Option Agreement.

          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Secretary. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

          No Shares shall be issued pursuant to the exercise of this Option un-less such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

       3.	Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Op-
tionee:

          (a) cash;

          (b)	check;

          (c) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

          (d)	surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

       4.	Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

       5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accor-dance with the Plan and the terms of this Option Agreement.

       6.	Tax Consequences.  Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below.  THIS SUMMARY
IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO
CHANGE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION
OR DISPOSING OF THE SHARES.

         (a)	Exercising the Option.  The Optionee may incur regular federal income tax liability upon exercise of an NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Em-ployee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to de-liver Shares if such withholding amounts are not delivered at the time of exer-cise.

         (b)	Disposition of Shares.  If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

      7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

      8.	NO GUARANTEE OF CONTINUED SERVICE.  OPTIONEE ACKNOWLEDGES
AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING
SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT
THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO
NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT
AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME,
WITH OR WITHOUT CAUSE.

      By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has re-viewed the Plan and this Option Agreement in their entirety, has had an oppor-tunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or inter-pretations of the Administrator upon any questions relating to the Plan and Op-tion Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE	                                    EUPHONIX, INC.

____________________                         _______________
Signature		                                  By

____________________                         _______________
Print Name		                                 Title

___________________
Residence Address

__________________

                                  EXHIBIT A

                                EUPHONIX, INC.

                    	1997 NONSTATUTORY STOCK OPTION PLAN

                              	EXERCISE NOTICE


Euphonix, Inc.
220 Portage Avenue
Palo Alto, CA 94306

Attention: Secretary

       1. Exercise of Option. Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of Euphonix, Inc. (the "Company") under and pursuant to the 1997 Nonstatutory Stock Option Plan (the "Plan") and the Stock Option Agreement dated _____________, 19___ (the "Option Agreement"). The pur-chase price for the Shares shall be $_____________, as required by the Option Agreement.

       2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

       3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

       4. Rights as Shareholder. Until the issuance (as evidenced by the appro-priate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be is-sued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 12 of the Plan.

       5. Tax Consultation. Purchaser understands that Purchaser may suffer ad-verse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consul-tants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax ad-vice.

       6.	Entire Agreement; Governing Law.  The Plan and Option Agreement are
incorporated herein by reference.  This Agreement, the Plan and the Option
Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of
California.


Submitted by:	                                Accepted by:

PURCHASER		                                   EUPHONIX, INC.


__________________			                         ________________
Signature		                                   By

___________________                           ________________
Print Name		                                  Title

	                                             ________________
                                              Date Received


Address:_________________                     Address:	220 Portage Avenue
                                                       Palo Alto, CA 94306
        ________________

        _______________

                                EXHIBIT 5.1


                               December 4, 1998

Euphonix, Inc.
220 Portage Avenue
Palo Alto, CA  94306

       Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

       We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about December 4, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 750,000 shares of your Common Stock (the "Shares") reserved for issuance under the 1997 Nonstatutory Stock Option Plan (the "Plan"). As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consi-deration for the Shares to be issued under the Plan.

       It is our opinion that, when issued and sold in compliance with applic-able prospectus delivery requirements and in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, the Shares will be le-gally and validly issued, fully paid and non-assessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                          Sincerely,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation


                                          /s/ Wilson Sonsini Goodrich & Rosati

                                 EXHIBIT 23.1

             	CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration State-ment (Form S-8) pertaining to the 1997 Nonstatutory Stock Option Plan of Euph-onix, Inc. of our report dated February 12, 1998 (except for Note 11, as to which the date is March 27, 1998) with respect to the consolidated financial statements and schedule of Euphonix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Ex-change Commission.




San Jose, California
December 4,1998

                                       /s/ Ernst & Young LLP


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